Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements No. 333-117509, No. 333-130852 and No. 333-136684 and No. 333-152820 on Form S-8 of our reports dated June 25 ,2009 relating to (1) the consolidated financial statements of Elbit Imaging Ltd. ( the “company”) which report expresses an unqualified opinion and includes an explanatory paragraph relating to claims that have been filed against Group companies and for some of those claims petitions have been filed for certification as class actions, and (2) the effectiveness of the Company’s internal control over financial reporting as of December 31, 2008, (which report expresses an adverse opinion on the effectiveness of the Company’s internal control over financial reporting because of a material weakness) appearing in the Annual Report on Form 20-F of the Company for the year ended December 31, 2008.

/s/ —————————————— Brightman Almagor & Co. Certified Public Accountants A member firm of Deloitte Touche Tohmatsu

Tel-Aviv, Israel
June 25, 2009